                                               Exhibit 99.1

Mannatech Reports First Quarter Results

Higher commission rate temporarily impacts earnings; Recruiting and pack sales jump in current quarter

Coppell, TX, May 6, 2009 - Mannatech, Incorporated (NASDAQ – MTEX), a leading developer and provider of proprietary nutritional supplements, weight management products and skin care solutions, today reported a net loss of $4.8 million or $0.18 per diluted share for the first quarter ending March 31, 2009, compared to a net loss of $2.3 million or $0.09 per diluted share for the first quarter of 2008. Operating results were negatively impacted by higher commissions paid while in transition to a new lower priced business builder pack and continuing unfavorable foreign currency exchange.

First quarter net sales for 2009 were $70.7 million, a decrease of 22.7%, compared to $91.5 million in the first quarter of 2008. The sales decline was largely due to a 27.6% decrease in North American sales compared to the first quarter of 2008. International sales decreased 14.3% for the first quarter of 2009 compared to the first quarter of 2008 partially due to the negative impact of a stronger U.S. dollar in the first quarter compared to the first quarter of 2008. The stronger U.S. dollar negatively impacted sales by $4.3 million excluding South Africa.

Wayne Badovinus, Mannatech’s president and CEO commented, “The weakened global economy continues to have an impact on sales, and our earnings were lower due to higher commission payouts as we transitioned to a reduced pack size and price for business builders as well as unfavorable foreign currency exchange results. However, we experienced considerably higher recruiting numbers for the first quarter of 2009. Recruiting momentum started in the fourth quarter of 2008 with the launch of our fat loss product, Osolean powder. The launch of our $499 reduced price pack in late January has fueled strong recruiting throughout the first quarter and has continued into the second quarter.”

Mr. Badovinus continued, “New independent Associates added in the first quarter of 2009 increased 5.1% compared to the first quarter of 2008, and was 6.1% higher than the fourth quarter of 2008. Further evidence of our improvement in recruiting is that domestic pack sales were up 9% in the first quarter of 2009 compared to the first quarter of 2008. We believe we have begun to turn the corner on recruiting.”

New independent Associates recruiting totaled 36,465 in the first quarter of 2009, compared to 34,383 new Associates added in the fourth quarter of 2008 and 28,838 new Associates added in the third quarter of 2008. Total independent Associate and Member count based on a 12-month trailing period was 527,000 for the first quarter of 2009 as compared to 570,000 for the first quarter of 2008.

Conference Call

Mannatech will hold a conference call and webcast to discuss this announcement with investors on Thursday, May 7, 2009 at 9:00 a.m. Central Daylight Time, 10:00 a.m. Eastern Daylight Time. Investors may listen to the call by accessing Mannatech’s website at www.mannatech.com.

About Mannatech

Mannatech, Incorporated, is a global wellness solutions provider of innovative, high-quality, proprietary dietary supplements, weight management products and skin care solutions sold through independent Associates and Members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, Germany, South Africa, and Singapore. For more information please visit www.mannatech.com or www.allaboutmannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain Associates and Members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell

Vice President Finance & Administration

972-471-6512

ir@mannatech.com

www.mannatech.com

www.exploremannatech.com

www.allaboutmannatech.com

Net Sales in Dollars and as a Percentage of Consolidated Net Sales – (Unaudited)

	Three months ended March 31,
Country	2009		2008
	(in millions, except percentages)
United States	$36.5	51.5%	$51.9	56.7%
Japan	10.9	15.4%	11.4	12.6%
Republic of Korea	5.5	7.8%	9.3	10.2%
Canada	5.3	7.5%	5.9	6.4%
Australia	5.2	7.4%	7.4	8.1%
South Africa	2.3	3.3%	—	—
Taiwan	1.6	2.3%	1.2	1.3%
New Zealand	1.0	1.4%	1.5	1.6%
Germany	0.9	1.3%	1.1	1.2%
United Kingdom	0.8	1.1%	1.5	1.6%
Denmark	0.4	0.6%	0.3	0.3%
Singapore	0.3	0.4%	—	—
Totals	$70.7	100%	$91.5	100%

The number of new and continuing independent associates and members who purchased our packs or products during the twelve months ended March 31, 2009 and 2008 were as follows:

	2009		2008
New	134,000	25.5%	179,000	31.4%
Continuing	393,000	74.5%	391,000	68.6%
Total	527,000	100%	570,000	100%

MANNATECH, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2009	December 31, 2008
ASSETS	(unaudited)
Cash and cash equivalents	$26,401	$30,945
Restricted cash	2,346	1,864
Accounts receivable, net of allowance of $11 and $23 in 2009 and 2008, respectively	284	291
Income tax receivable	5,695	3,531
Inventories, net	30,216	31,313
Prepaid expenses and other current assets	4,202	3,946
Deferred income tax assets	4,829	5,632
Total current assets	73,973	77,522
Long-term investments	—	—
Property and equipment, net	33,883	36,202
Construction in progress	638	840
Long-term restricted cash	6,600	7,579
Other assets	1,330	1,456
Long-term deferred income tax assets	462	459
Total assets	$116,886	$124,058

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$128	$131
Accounts payable	5,781	5,067
Accrued expenses	21,198	24,324
Commissions and incentives payable	13,896	11,453
Taxes payable	28	873
Current deferred tax liability	224	192
Deferred revenue	3,315	3,476
Total current liabilities	44,570	45,516

Capital leases, excluding current portion	124	155
Long-term royalty liability	1,923	2,024
Long-term deferred income tax liabilities	5,246	6,075
Other long-term liabilities	1,654	1,559
Total liabilities	53,517	55,329

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 27,667,882 shares issued and 26,460,788 shares outstanding in 2009 and 2008	3	3
Additional paid-in capital	40,879	40,753
Retained earnings	38,866	44,170
Accumulated other comprehensive loss	(1,588)	(1,406)
	78,160	83,520
Less treasury stock, at cost, 1,207,094 shares in 2009 and 2008	(14,791)	(14,791)
Total shareholders’ equity	63,369	68,729
Total liabilities and shareholders’ equity	$116,886	$124,058

MANNATECH, INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)

(in thousands, except per share information)

	Three months ended March 31,
	2009	2008
Net sales	$70,701	$91,451
Cost of sales	11,731	12,863
Commissions and incentives	33,726	42,492
	45,457	55,355

Gross profit	25,244	36,096

Operating expenses:
Selling and administrative expenses	18,215	22,746
Depreciation and amortization	3,146	3,062
Other operating costs	9,562	14,027
Total operating expenses	30,923	39,835

Income (loss) from operations	(5,679)	(3,739)
Interest income	74	560
Other income (expense), net	(1,418)	371
Income (loss) before income taxes	(7,023)	(2,808)
(Provision) benefit for income taxes	2,248	516
Net income (loss)	$(4,775)	$(2,292)

Earnings (loss) per share:
Basic	$(0.18)	$(0.09)
Diluted	$(0.18)	$(0.09)

Weighted-average common shares outstanding:
Basic	26,461	26,461
Diluted	26,461	26,461